                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K


                                 CURRENT REPORT



                      Pursuant to Section 13 or 15(d)of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):     August 18, 1997







                                   LIBBEY INC.
             (Exact name of registrant as specified in its charter)


       Delaware                       1-12084                        34-1559357
(State of incorporation)      (Commission File Number)    (IRS Employer identification No.)

     300 Madison Avenue
        Toledo, Ohio                                           43604
(Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code: (419) 325-2100




                                 Page 1 of 5
                          Exhibit Index is on page 3

ITEM 5.  OTHER EVENTS
---------------------

         On August 15, 1997 Libbey Inc. (the "Company") through subsidiaries signed definitive agreements to:

               - acquire a 49% interest in the equity of Vitro's glass tableware business ("Vitrocrisa")
               - acquire Vitro's WorldCrisa subsidiary based in Dallas, Texas and
               -       establish reciprocal distribution agreements.

         The cash purchase price will approximate $100 million and will be financed through the Company's $380 million amended revolving credit facility, that terminates May, 2002. The purchase price was determined through arm's length negotiations.

         The Vitrocrisa business manufactures, markets and sells glass tableware and industrial glassware (e.g. coffee pots, blender jars, etc.). Its manufacturing facilities are based in Monterrey, Mexico, and it sells its products internationally. WorldCrisa is an importer of metal flatware, ceramic dinnerware and other tabletop products that sells primarily to the foodservice industry in the United States. It is the Company's intention to continue to operate this business in a similar mannner.

         Reciprocal distribution agreements will be established, whereby Libbey becomes the distributor of Vitrocrisa glass tableware products in the United States and Canada, and Vitrocrisa will become the distributor of Libbey glass tableware products in Mexico, Central and South America.


         (c)  EXHIBITS


         Exhibit
           No.                    Description
           ---                    -----------

           99        Text of Press Release dated August 18, 1997.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   LIBBEY INC.
                                   -----------
                                   Registrant





Date:   August 22, 1997                     /s/ Kenneth G. Wilkes
       -------------------------            ------------------------------
                                            Kenneth G. Wilkes
                                            Vice President, Chief Financial
                                            Officer and Treasurer

                                  EXHIBIT INDEX

                                                                                    Sequentially
    Exhibit                                                                           Numbered
      No                            Description                                         Page
      --                            -----------                                         ----

      99               Text of Press Release dated August 18, 1997                        4